January 14, 2005

Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, DC 20549

Re:    Radale Imports, Inc.
          SEC File No. 000-49708

Gentlemen:

We have read the statements made by Radale Imports, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to Item 4.01 of Form 8-K, as part of the Company’s Form 8-K report for the month of January 2005. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

/s/ J.H. Cohn LLP

J.H. Cohn LLP

Exhibit 16
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